Exhibit 99.1

AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Financial Statements and Supplemental Schedules
December 31, 2003

(With Independent Auditor’s Reports Thereon)

AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Report of Independent Registered Public Accounting Firm

To the Administrators
Aqua America, Inc. 401(k) Profit Sharing and Savings Plan
Bryn Mawr, Pennsylvania

     We have audited the accompanying statement of net assets available for benefits of the Aqua America, Inc. 401(k) Profit Sharing and Savings Plan as of December 31, 2003, and the related statement of changes in net assets available for benefits for the period beginning August 1, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Aqua America, Inc. 401(k) Profit Sharing and Savings Plan as of December 31, 2003, and the changes in net assets available for benefits for the period beginning August 1, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets (held at end of year), reportable transactions, nonexempt transactions and delinquent participant contributions as of December 31, 2003 and for the period beginning August 1, 2003 (date of inception) through December 31, 2003 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ BEARD MILLER COMPANY LLP

Reading, Pennsylvania
June 4, 2004

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Statement of Net Assets Available for Benefits
December 31, 2003

Investments at fair value	$515,995

Employer contributions receivable	81,216

Net assets available for benefits	$597,211

See accompanying notes to financial statements.

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Statement of Changes in Net Assets Available for Benefits
August 1, 2003 (date of plan inception) through December 31, 2003

Additions:

Investment income:
Interest & dividends	$2,540
Net appreciation in fair value of investments	21,668

Total investment income	24,208

Contributions:
Employer	121,403
Participants	111,713
Participant rollovers	340,041

Total contributions	573,157

Total additions	597,365

Deductions:
Benefits paid to participants	4
Administrative expenses	150

Net increase	597,211

Net assets available for benefits:
Beginning of year	—

End of year	$597,211

See accompanying notes to financial statements.

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Notes to Financial Statements

(1)	DESCRIPTION OF PLAN

The following description of the Aqua America 401(k) Profit Sharing and Savings Plan (the “Plan”) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

General

The Plan, established August 1, 2003 (date of inception), is a defined contribution plan sponsored by Aqua America, Inc. Direct and indirect subsidiaries of Aqua America, Inc. that adopt the Plan are participating employers. All participating employers are referred to herein as the (“Company”). The Plan is designed to conform to all the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and with the applicable provisions of the Internal Revenue Code and the regulations thereunder. Generally, employees of the Company who were hired on or after April 1, 2003 are eligible to participate in the Plan. Notwithstanding the foregoing, the following are excluded: (i) bargaining unit employees unless their union contract provides for participation in the Plan, (ii) leased employees, (iii) nonresident aliens and (iv) persons performing services who are classified by the Company as other common law employees. If eligible, employees become participants in the Plan on the January 1, April 1, July 1, or October 1 coinciding with or next following the later of the completion of six months of service or the date the employee becomes a member of an eligible class of employees.

Contributions

Participants may elect to contribute from 1% to 25% of their pretax compensation pursuant to a salary deferral election, up to a maximum of $12,000 in 2003, which are partially matched by the Company. Participants may also invest from 1% to 10% of their after-tax compensation, which is not matched by the Company. Additionally, participants who are age 50 or who will attain age 50 prior to the end of the plan year may make an additional deferral contribution (“Catch-Up”), provided he/she made the maximum amount of deferral contributions permitted under the Plan. The maximum amount of allowable Catch-Up contribution for 2003 is $2,000. Participants may also make transfers or suspend their contributions at any time.

The Plan provides for employer contributions as follows:

1. Employer Matching Contributions

The Company will make a matching contribution equal to 50% of the first 6% of a participant’s compensation which is contributed to the Plan on an after-tax basis. Matching contributions will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock.

2. Discretionary Contributions

The Company may make additional discretionary contributions to the Plan for the benefit of active participants. Discretionary contributions will be allocated to active participant accounts on a pro-rated basis based on each participants compensation compared to the compensation of all active participants. This discretionary contribution will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock. The Company made no discretionary contributions from the date of inception through December 31, 2003.

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Notes to Financial Statements (Continued)

3. Employer Profit Sharing Contributions

The Company may, at its discretion, make a profit sharing contribution to the Plan to benefit all eligible employees as of the last date of the Plan year. The profit sharing contribution will be made in the form of cash. For the period ended December 31, 2003, the Company made a profit sharing contribution of $81,216.

4. Employer Performance Contributions

The Company may, at its discretion, make an employer performance contribution on behalf of eligible participants if certain established performance goals are achieved. Performance contributions are to be made to the Plan in the form of cash that is to be used for the purchase of Aqua America, Inc. common stock. The Company made no performance contributions during the period ended December 31, 2003.

Vesting

Each participant will always be 100% vested in their pre-tax contribution, after-tax contribution, rollover contribution and performance contribution accounts. Participants become 100% vested in their matching contribution account after three years of service and in their profit sharing contribution account after five years of service. A “year of service” for vesting purposes means each plan year (the calendar year) in which the participant is credited with 1,000 or more hours of service.

Common Stock Fund

Matching contributions and discretionary contributions are invested in Aqua America, Inc. common stock. Participants who are 100% vested in this fund have an opportunity to elect that any dividends with respect to Aqua America, Inc. common stock held be paid in cash rather than being allocated to their account to be invested in additional shares of Aqua America, Inc. common stock.

Investment Options

Participants can direct, at the time they enroll in the Plan, that their salary deferral and voluntary contributions be invested entirely in one of the funds offered by the Plan or divided among the funds. The Plan currently offers nine mutual funds and one common/collective trust fund. Subject to compliance with applicable state and federal securities laws, the Plan also permits participants to acquire an interest in Aqua America, Inc. common stock. Participants may change their investment instructions and reinvest their contributions in a different fund or funds.

Payment of Benefits

Distributions from the Plan are normally made shortly after the participant’s retirement, death or disability. If the participant’s account balance does not exceed $5,000, he/she will receive a lump-sum distribution as soon as practicable following termination of employment. Withdrawals will be made in cash or shares of Aqua America, Inc. stock, to the extent permitted by law. Under certain circumstances, a participant may withdraw all or a portion of the employee contributions while employed.

Loans Due from Participants

Participants may borrow funds from their account balance equal to the lesser of $50,000 or 50% of his/her vested account balance for a period not to exceed five years, unless the loan is used to purchase the participant’s principal residence (in which case the loan term may not exceed ten years). Repayment is made through payroll deduction. The interest rate on all loans outstanding is prime plus 1%, which, as of December 31, 2003 was 5.00%.

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Notes to Financial Statements (Continued)

Plan Forfeitures

Forfeited non-vested accounts are used first to restore any non-vested amounts (if a participant received a distribution and forfeited his non-vested account and resumed employment as a covered employee and repays the full amount of the distribution) then shall be applied as promptly as practicable to reduce employer contributions. Contributions made by the Company are netted against forfeited, non-vested amounts that accumulate during the year. There were no forfeitures during the year. The balance in the forfeiture account was $0 as of December 31, 2003.

Plan Amendment or Termination

Although Aqua America, Inc. hopes to continue the Plan indefinitely, it reserves the right to amend or terminate the Plan at its discretion, subject to the provisions of ERISA. All interests of the participants would be distributed to them in accordance with applicable provisions of the Internal Revenue Code.

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

Administration

The Plan is administered by a committee (“the Committee”) consisting of three or more individuals selected by, and who may be removed at any time by, the Board of Directors of Aqua America, Inc. The Committee members may be employees of Aqua America, Inc. and may be participants in the Plan. The Committee members receive no compensation from the Plan for their services in such capacity. The Committee has extensive administrative powers in connection with the Plan, including authority to interpret the provisions of the Plan, to adopt rules for its administration and to make other decisions with respect to the Plan.

The trustee for the Plan's funds invests the funds as directed by the participants. The principal duties of the trustee is to receive all contributions made to the Plan and to make investments and pay benefits as directed by the Committee. The assets of the Plan are held in the name of the trustee.

Substantially all of the administrative expenses of the Plan are paid by the Company.

Investment Valuation

The Plan’s investments are stated at fair value. Mutual funds are valued at quoted market prices which represents the net asset value of shares held by the Plan at year-end. Common/collective trust funds are valued at unit value, which represents the fair value of the underlying assets as reported by the applicable custodian. Aqua America, Inc. stock is valued at its quoted market price at year-end. Loans to participants, short-term investments and cash are valued at cost, which approximates fair value.

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Notes to Financial Statements
(Continued)

Dividend income is recorded on the ex-dividend date and interest income is recorded when earned. Realized gains and losses on the sale of the Aqua America, Inc. stock are based on average cost of the securities sold. Purchases and sales are recorded on a trade date basis.

(3)	INVESTMENTS

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 2003 are as follows:

Mutual Funds
American Century Diversified Bond Fund - 5,298 shares	$54,777
American Century Equity Index Fund - 7,455 shares	33,101

Common/Collective Funds
American Century Stable Asset Fund - 72,233 shares	72,233

Stock
Aqua America, Inc. Common Stock - 6,755 shares*	149,280

Loans
Loans due from participants	55,382

* Nonparticipant-directed balance 1,789 shares and $39,544

On August 5, 2003 Aqua America, Inc.’s Board of Directors declared a 5-for-4 common stock split effected in the form of a 25% stock distribution for shareholders of record on November 14, 2003. The new shares were distributed on December 1, 2003.

The Plan’s investments (including gains and losses on investments brought and sold, as well as held during the year) appreciated in value from August 1, 2003 to December 31, 2003 as follows:

2003

Common Stock	$14,280
Mutual Funds	7,388

Total	$21,668

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

Notes to Financial Statements
(Continued)

(4)	NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

2003

Net Assets:

Aqua America, Inc. Common Stock	$39,544
Uninvested cash	4,329

Total	$43,873

Changes in Net Assets:

Contributions	40,187
Interest & Dividends	85
Net Appreciation	1,892
Loans/Other	1,709

Total	$43,873

(5)	RELATED-PARTY TRANSACTIONS

Certain Plan investments are shares of mutual funds managed by J.P. Morgan/American Century Retirement Plan Services. J.P. Morgan/American Century Retirement Plan Services is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in interest transactions. J.P. Morgan/American Century Retirement Plan Services was purchased on May 31, 2003 by J. P. Morgan Chase Bank and the name was changed to JP Morgan Retirement Plan Services.

(6)	TAX STATUS

The Internal Revenue Service issued a determination letter dated September 30, 2003, which stated that the Plan and related trust qualified under applicable provisions of the Internal Revenue Code (IRC) and, therefore are exempt from federal income taxes. The Plan administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements. The Plan is intended to provide an arrangement for supplementary retirement savings for eligible employees and is also intended to permit eligible employees to elect to have contributions made to the Plan on their behalf pursuant to a cash or deferred arrangement qualified under various sections if the Internal Revenue Code.

(7)	SUBSEQUENT EVENT

On January 16, 2004 Philadelphia Suburban Corporation changed its corporate name to Aqua America, Inc. and a number of operating subsidiaries changed their corporate name.

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

     EIN Number 23-1702594
Plan Number 005
Form 5500 - Schedule H - Line 4i
Schedule of Assets (Held at End of Year)
December 31, 2003

(a)	(b)	(c)	(d)	(e)
	Identity of Issuer	Description of Investment	Cost	Current Value

*	American Century Balanced Fund	Registered Investment Company	N/A	$12,072
*	American Century Diversified Bond Fund	Registered Investment Company	N/A	54,777
*	American Century Equity Index Fund	Registered Investment Company	N/A	33,101
*	American Century International Growth Fund	Registered Investment Company	N/A	15,648
*	American Century Select Fund	Registered Investment Company	N/A	29,753
*	American Century Strategic Allocation Moderate Fund	Registered Investment Company	N/A	8,195
*	American Century Value Fund	Registered Investment Company	N/A	29,034
*	American Century Vista Fund	Registered Investment Company	N/A	16,570
*	JP Morgan U.S. Small Company	Registered Investment Company	N/A	29,593

	American Century Stable Asset Fund	Common/Collective Fund		72,233

*	Aqua America, Inc	Common Stock, 6,755 shares	$135,020	149,280
*	Chase	Cash Investment	10,357	10,357
*	Loans due from participants	Loans due from participants (interest rate 5.00%; maturity dates October 25, 2007 to December 9, 2008)	- 0 -	55,382

	Total Assets (Held at End of Year)			$515,995

	* Represents a party-in-interest to the Plan.
	N/A - Not applicable since investment option is participant directed.

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

EIN Number 23-1702594
Plan Number 005
Form 5500 - Schedule H - Line 4j
Schedule of Reportable Transactions
Year Ended December 31, 2003

(a)	(b)	(c)	(d)	(g)	(h)	(i)
Identity of Issuer	Description of Investment	Purchase Price	Selling Price	Cost	Current Value of Asset on Transaction Date	Net Gain

Aqua America, Inc.	Common Stock*	$135,020	$—	$135,020	$135,020	$—
			$—	$—	$—	$—

*Represents a party-in-interest to the Plan

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

EIN Number 23-1702594
Plan Number 005
Form 5500 – Schedule G – Part III
Schedule of Nonexempt Transactions
Year Ended December 31, 2003

(a)	(b)	( c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Identy of Party Involved	Relationship of Plan, Employer, or Other Party-In-Interest	Description of Transactions Including Maturity Date, Rate of Interest, Colleteral, Par or Maturity Value	Purchase Price	Selling Price	Lease Rental	Expenses Incurred With Transaction	Cost of Asset	Current Value of Asset	Net Gain or (loss) on each Transaction

Aqua America, Inc.	Plan Sponsor	Employer matching contribution not timely remitted to the plan	$828*	N/A	N/A	N/A	N/A	$828	N/A

* This represents total amount of contributions that have not been remitted by the plan sponsor .

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AQUA AMERICA, INC.
401(k) PROFIT SHARING and SAVINGS PLAN

EIN Number 23-1702594
Plan Number 005
Form 5500 – Schedule H – Line 4a
Schedule of Delinquent Participant Contributions
Year Ended December 31, 2003

Participant	Total that Constitute Nonexempt Prohibited Transactions			Total Fully
Contributions				Corrected
Transferred	Contributions not	Contributions Corrected	Corrections Pending	under VFCP and
Late to the Plan	Corrected	Outside VFCP	Correction in VFCP	PTE 2002-51

$2,521	$2,521	$—	$2,521	$—